UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 25, 2013

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Janus Capital Group Inc. (the “Company”) was held in Denver, Colorado, on April 25, 2013.  At that meeting, the shareholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, our shareholders elected the following individuals as directors for a one-year term:

	For	Against	Abstain	Broker Non- Votes
Timothy K. Armour	147,948,878	15,355,867	109,265	13,670,018
G. Andrew Cox	148,428,209	14,887,527	98,274	13,670,018
J. Richard Fredericks	161,046,473	2,222,968	144,569	13,670,018
Deborah R. Gatzek	161,306,757	2,008,216	99,037	13,670,018
Seiji Inagaki	161,478,320	1,825,548	110,142	13,670,018
Lawrence E. Kochard	148,647,136	14,663,878	102,996	13,670,018
Richard M. Weil	161,131,555	2,141,251	141,204	13,670,018

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2013:

	For	Against	Abstain
Proposal 2	174,933,884	1,826,623	323,521

Proposal No. 3:  Non-binding Advisory Vote Related to Executive Compensation. By the vote reflected below, our shareholders approved the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	99,739,508	61,189,741	2,484,761	13,670,018

Proposal No. 4: Approval the Janus Capital Group Inc. 2013 Management Incentive Compensation Plan.  By the vote reflected below, our shareholders approved the Amendment to the Janus Capital Group Inc. 2013 Management Incentive Compensation Plan:

	For	Against	Abstain	Broker Non- Votes
Proposal 4	145,246,582	15,757,384	2,410,044	13,670,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 25, 2013	By:	/s/ David G. Grawemeyer
Executive Vice President and
General Counsel